Exhibit 3.2

MEMORANDUM OF CONTINUANCE

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF CONTINUANCE OF COMPANY LIMITED BY SHARES

Section 132C(2)

MEMORANDUM OF CONTINUANCE

OF

TransAtlantic Petroleum Ltd.

(hereinafter referred to as “the Company”)

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	The Company is an exempted company as defined by the Companies Act 1981.

3.	The authorised share capital of the Company is $11,000,000.00 divided into 1,000,000,000 Common Shares of par value US$0.01 each and 100,000,000 Undesignated Shares of par value US$0.01 each.

4.	The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding in all, including the following parcels:-

N/A

5.	Details of Incorporation:

The Company was incorporated by Memorandum and Articles under the laws of the Province of British Columbia on October 1, 1985 under the name “Profco Resources Ltd.” The Corporation continued by way of Articles of Continuance under the Business Corporations Act (Alberta) on June 10, 1997. The name of the Company was changed to “TransAtlantic Petroleum Corp.” on December 2, 1998. On January 1, 1999, the Company was amalgamated with a wholly-owned subsidiary by Articles of Amalgamation under the Business Corporations Act (Alberta) continuing under the name “TransAtlantic Petroleum Corp.”

6.	The objects of the Company from the date of continuance are unrestricted.

7.	The following are provisions regarding the powers of the Company. The Company has:

(i)	the powers of a natural person;

(ii)	subject to the provisions of Section 42 of the Companies Act 1981, the power to issue preference shares which at the option of the holders thereof are liable to be redeemed;

(iii)	the power to purchase its own shares in accordance with Section 42A of the Companies Act 1981; and

(iv)	the power to acquire its own shares to be held as treasury shares in accordance with the provisions of Section 42B of the Companies Act 1981

Signed by duly authorised persons in the presence of at least one witness attesting the signature thereof:-

/s/ James Bodi (Authorised persons)	/s/ Alison Begeman (Witnesses)

Dated this 20th day of August 2009